EXHIBIT 99.(a)(1)(B)

                                REPURCHASE NOTICE
                                -----------------
                                  May 24, 2003

To: Transocean Inc.

     The undersigned registered holder of the Zero Coupon Convertible Debentures Due May 24, 2020 (the "Debentures") of Transocean Inc. (the "Company") hereby acknowledges receipt of a Company Notice dated April 25, 2003, together with a Tender Offer Statement on Schedule TO filed by the Company with the Securities and Exchange Commission, relating to the repurchase of Debentures by the Company as of May 24, 2003, and requests and instructs the Company (through the Paying Agent) to repurchase the Debentures referred to below, and such Debentures shall be repurchased, as of May 24, 2003 pursuant to the terms and conditions specified in (i) the Indenture referred to in the Company Notice and (ii) the Debentures under the heading "Repurchase by the Company at the Option of the Holder."

     The undersigned hereby represents and warrants that (a) the undersigned has full power and authority to validly surrender the Debentures surrendered hereby;
(b) when and to the extent the Company accepts such Debentures for repurchase, the Company will acquire good and unencumbered title to them, free and clear of all security interests, liens, charges, encumbrances, conditional sales agreements or other obligations relating to their surrender or transfer, and not subject to any adverse claim; and (c) on request, the undersigned will execute and deliver any additional documents that the Paying Agent or the Company deems necessary or desirable to complete the surrender of the Debentures surrendered for repurchase hereby and accepted for repurchase.

Dated:  _____________,  2003


________________________________________________________________________________
                             (Exact Name of Holder)


________________________________________________________________________________
                                  Signature(s)


Certificate No(s). of Debentures to be repurchased: ______________________

Total Principal Amount of Debentures to be repurchased ($1,000 or integral multiple thereof):

$______________________

(Note: if less than all of the Debentures represented by the certificates listed above are to be repurchased, please indicate the principal amount to be repurchased in respect of each certificate)


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